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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Amendment No. 31 to Registration Statement No. 811-2611 on Form N-1A of our report dated February 22, 2008, relating to the financial statements and financial highlights of Van Kampen Exchange Fund appearing in the Annual Report on Form N-CSR of Van Kampen Exchange Fund for the year ended December 31, 2007, and to the reference to us under the heading "Investment Advisory and Other Services" in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


Chicago, Illinois
April 21, 2008